Exhibit 10(b)

EXECUTION COPY

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of June 19, 2014, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, EFIH Finance Inc., a Delaware corporation (together, the “Borrower”), each of the Subsidiaries of the Borrower or that becomes a party hereto pursuant to Section 9 hereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”), each a debtor and debtor-in-possession under the Chapter 11 of the Bankruptcy Code, and Deutsche Bank AG New York Branch, as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower is party to the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), among the Borrower, the financial institutions from time to time party thereto as lenders (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent, the Collateral Agent, and the other agents and entities from time to time party thereto;

WHEREAS, the Pledgors are parties to the Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Pledgors and the Collateral Agent;

WHEREAS, it is a condition precedent to the making of the Loans and other financial accommodations described in the DIP Credit Agreement (collectively, “Lender Extensions of Credit”) that the Pledgors shall have granted a security interest, pledge and Lien on all Equity Interests (other than Excluded Stock and Stock Equivalents) owned by and all Indebtedness owed to any Pledgor and the proceeds thereof pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, in each case as more fully set forth in the Final Order;

WHEREAS, the grant of such security interest, pledge and Lien has been authorized pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by the Final Order;

WHEREAS, to supplement the Final Order without in any way diminishing or limiting the effect of the Final Order or the security interest, pledge and Lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and Lien;

WHEREAS, this Pledge Agreement has been approved by the Final Order; and

NOW, THEREFORE, in consideration of the premises and agreements set forth herein and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the DIP Credit Agreement and to induce the Lenders to make their respective Lender Extensions of Credit to the Borrower under the DIP Credit Agreement, to induce each Cash Management Bank to enter into Secured Cash Management Agreements and to induce each Hedge Bank to enter into Secured Hedging Agreements with the Borrower and/or its Subsidiaries and to induce the holders of any Additional First Lien Obligations to make their respective extensions of credit under the applicable Additional First Lien Agreement (collectively such extensions of credit, the “Additional First Lien Extensions of Credit”, and, collectively with the Lender Extensions of Credit, the “Extensions of Credit”), the Pledgors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement.

(b) Unless otherwise defined herein or in the DIP Credit Agreement, terms defined in the Security Agreement and used herein shall have the meanings given to them in the Security Agreement.

(c) “After-acquired Shares” means any Equity Interests of any issuer directly held by any Pledgor and acquired after the Closing Date.

(d) “Collateral” has the meaning given such term in Section 2.

(e) “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(f) “Event of Default” shall mean an “Event of Default” under and as defined in the DIP Credit Agreement or any Additional First Lien Agreement.

(g) “Pledged Debt” means, collectively, (i) the obligations described in Schedule 1 hereto and (ii) any other obligations owed to any Pledgor following the Closing Date and required to be pledged pursuant to Section 7.12 of the DIP Credit Agreement or the equivalent provisions of any Additional First Lien Agreement).

(h) “Pledged Shares” means the Equity Interests described in Schedule 1 and any After Acquired Shares, in each case, other than to the extent constituting Excluded Stock and Stock Equivalents.

(i) “Proceeds” and any other term used herein without definition that is defined in the UCC has the meaning given to it in the UCC.

(j) “Secured Obligations” has the meaning given such term in the Security Agreement.

(k) “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(l) References to “Lenders” in this Pledge Agreement shall be deemed to include Cash Management Banks and Hedge Banks.

(m) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, subsection, clause and Schedule references are to Sections of this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(n) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(o) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(p) The term “including” is by way of example and not limitation. The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(q) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(r) All references to “knowledge” or “awareness” of any Pledgor means the actual knowledge of an Authorized Officer of a Pledgor.

(s) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(t) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Pledge Agreement.

2. Grant of Security. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby transfers, collaterally assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties a Lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”), which pledge and Security Interest shall be subject to the Final Order:

(a) the Pledged Shares held by such Pledgor and the certificates, if any, representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral.

Notwithstanding the foregoing, the Collateral (and each defined term used therein) for the Secured Obligations shall not include any Excluded Collateral.

(d) Notwithstanding anything to the contrary in this Section 2, at the Borrower’s option, the term Collateral, as it refers to the Collateral securing Additional First Lien Obligations, shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Borrower being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien Obligations affected; provided that neither the Borrower nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (d). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that such Subsidiary’s Stock secures the Additional First Lien Obligations affected thereby, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Pledge Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the relevant Additional First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Additional First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Pledge Agreement, nothing in this clause (d) shall limit the pledge of such Stock and other securities from securing the DIP Credit Agreement Obligations at all times or from securing any Additional First Lien Obligations that are not in respect of Stock or securities subject to regulation by the SEC.

3. Security for the Obligations. This Pledge Agreement secures the payment of all the Secured Obligations of each Credit Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any of the Credit Parties to any of the Secured Parties under the Credit Documents, any Additional First Lien Agreement then in effect, Secured Cash Management Agreements and Secured Hedging Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4. [Reserved].

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, if any, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests (or 65% of all of the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) in the issuer owned by a Pledgor on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or collaterally assigned by such Pledgor hereunder free and clear of any Lien, except for the Liens created by this Pledge Agreement, Liens permitted under both (x) Section 8.2 of or as “Permitted Liens” under the DIP Credit Agreement and (y) the Final Order.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder on the Closing Date have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable, if applicable.

(d) Upon entry of the Final Order, and subject to the terms thereof, the execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable (in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity) security interest in such Collateral (in the case of the Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC and/or is perfectible under the Final Order) and, (i) in the case of certificated securities, to the extent perfectible under the Final Order, pursuant to the Final Order, and (ii) otherwise, upon the filing of a financing statement in the appropriate jurisdiction(s), shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Secured Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC and the Final Order), except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Subject to entry of the Final Order, and subject to the terms thereof, such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement, and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC and/or is perfectible under the Final Order), enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) In the event that any Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b) Each Pledgor will comply with Section 7.12 of the DIP Credit Agreement.

(c) In the event that any Equity Interests in any Foreign Subsidiary pledged hereunder are not represented by a certificate, the Pledgors agree not to permit such Foreign Subsidiary to issue Equity Interests represented by a certificate to any other Person.

7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor (and without further order of the Bankruptcy Court), it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), which may be required under any Applicable Law, or which the Collateral Agent or the Required Secured Parties may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Notwithstanding anything to the contrary contained herein, neither the Borrower nor any Pledgor shall be required to obtain, provide or execute any mortgage or securities account control agreement in favor of the Collateral Agent or any other Secured Party with regard to any Collateral.

8. Voting Rights; Dividends and Distributions; Etc.

(a) Subject to the terms and conditions of the Final Order and so long as no Event of Default shall have occurred and be continuing subject to five (5) calendar days prior notice to the applicable Pledgor:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement, the other Credit Documents, any Additional First Lien Agreement or the Final Order.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Pledge Agreement and the Final Order, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by each of the DIP Credit Agreement, each Additional First Lien Agreement and the Final Order, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and (as applicable) shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor (as applicable) and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(c) Upon five (5) calendar days prior written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default (subject in each case to the terms and conditions of the Final Order):

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Secured Parties, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will automatically have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) and each Pledgor shall be entitled to receive, retain and use all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the DIP Credit Agreement, each Additional First Lien Agreement and the Final Order, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Liens created by this Pledge Agreement, Liens permitted under both (x) Section 8.2 of or as “Permitted Liens”, each under the DIP Credit Agreement and (y) the Final

Order; provided that in the event such Pledgor sells or otherwise disposes of assets as permitted by the DIP Credit Agreement or the Final Order, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien created by this Pledge Agreement concurrently with the consummation of such sale;

(b) pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Agent for the benefit of the Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 7.12 of the DIP Credit Agreement and/or the equivalent provision of each Additional First Lien Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any other Pledgor hereunder (other than to the extent obtained) and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Liens permitted under each of the DIP Credit Agreement and the Final Order and the Liens created by this Pledge Agreement), however arising, and any and all Persons whomsoever.

10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with five (5) calendar days’ notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement (in each case subject in any event to the terms and conditions of the Final Order), including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12. Remedies. If any Event of Default shall have occurred and be continuing and with five (5) calendar days’ notice to the Borrower, subject in each case to the terms and conditions of the Final Order:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it and subject in each case to the terms and conditions of the Final Order, all the rights and remedies of a secured party upon default under the UCC

(whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral in the manner specified in the DIP Credit Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

13. Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Subject in any event to the terms and conditions of the Final Order, each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the DIP Credit Agreement, the other Credit Documents, any Additional First Lien Agreement and any other documents executed and delivered in connection therewith (including any Secured Cash Management Agreements and Secured Hedging Agreements) and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement and Secured Hedging Agreement, the Cash Management Bank or Hedge Bank party thereto) may deem advisable from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Pledgor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Pledgor or any other Person or any release of the Borrower or any Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the DIP Credit Agreement; Release.

(a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns until all Secured Obligations (other than Hedging Obligations under the Secured Hedging Agreements, Cash Management Obligations in respect of Secured Cash Management Agreements or Contingent Obligations) shall have been satisfied by payment in full, the Commitments shall be terminated, notwithstanding that from time to time during the term of the DIP Credit Agreement and any First Lien Agreements (including any Secured Cash Management Agreement or Secured Hedging Agreement) the Credit Parties may be free from any Secured Obligations.

(b) A Pledgor shall automatically be released from its obligations hereunder and Security Interest in the Collateral of such Pledgor shall be automatically released (x) as it relates to the “Obligations” (as defined in the DIP Credit Agreement), upon the consummation of any transaction not prohibited under the DIP Credit Agreement, as a result of which such Pledgor ceases to be a Guarantor and (y) as it relates to the Secured Obligations under any Additional First Lien Agreement, upon the consummation of any transaction not prohibited under such Additional First Lien Agreement, as a result of which such Pledgor ceases to be a guarantor under such Additional First Lien Agreement pursuant to the applicable provision(s) of such Additional First Lien Agreement.

(c) The Security Interest granted hereby in any Collateral shall be automatically and without further action be released from the Liens of this Pledge Agreement (i) if (and to the extent) provided for in (A) Section 11.1 of the DIP Credit Agreement and (B) any applicable provision of any Additional First Lien Agreement then in effect and (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 11.1 of the DIP Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Liens and Security Interest of this Pledge Agreement.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by the Collateral Agent or any other any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.2 of the DIP Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower at the Borrower’s addresses set forth in Section 11.2 of the DIP Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional Secured Party Consent to the Security Agreement, as such address may be changed by written notice to the Collateral Agent and the Borrower.

17. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

18. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19. Integration. This Pledge Agreement together with the other Credit Documents and each Additional First Lien Agreement represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents and each Additional First Lien Agreement.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Section 11.1 of the DIP Credit Agreement.

(b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21. Collateral Agent as Agent. Section 7 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Pledge Agreement rather than to the Security Agreement).

22. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent, except pursuant to transactions expressly permitted by the DIP Credit Agreement.

24. WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY ADDITIONAL FIRST LIEN AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

25. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Bankruptcy Court, and to the extent the Bankruptcy Court does not have (or abstains from exercising) jurisdiction, the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction;

(e) subject to the last paragraph of Section 11.5 of the DIP Credit Agreement, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 25 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

26.	Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Credit Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Pledgors and the Lenders and any other Secured Party.

27. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

28. Oncor Separateness.

(a) The Collateral Agent, on behalf of itself and the Secured Parties, acknowledges (i) the legal separateness of the Borrower and the Pledgors from Oncor and its Subsidiaries, (ii) that the lenders under the Oncor Credit Facility and the noteholders under Oncor and its Subsidiaries’ indentures have likely advanced funds thereunder in reliance upon the separateness of Oncor and its Subsidiaries (and in the case of the Oncor Credit Facility, Oncor and its Subsidiaries) from the Borrower and the Pledgors, (iii) that Oncor Electric and its Subsidiaries have assets and liabilities that are separate from those of the Borrower and its other Subsidiaries, (iv) that the Secured Obligations owing under the Credit Documents and any Additional First Lien Agreement are obligations and liabilities of the Borrower and the Pledgors only, and are not the obligations or liabilities of Oncor or any of its Subsidiaries, (v) that the Secured

Parties shall look solely to the Borrower, the Pledgors and their assets, and not to any assets, or to the pledge of any assets, owned by Oncor or any of its Subsidiaries, for the repayment of any amounts payable pursuant to the Credit Documents or any Secured Cash Management Agreement or Secured Hedging Agreement and for satisfaction of any other Secured Obligations owing to the Secured Parties under the Credit Documents or any Secured Cash Management Agreement or Secured Hedging Agreement, and (vi) that none of Oncor or its Subsidiaries shall be personally liable to the Secured Parties for any amounts payable, or any other liability, under the Credit Documents, any Additional First Lien Agreement or any Secured Cash Management Agreement or Secured Hedging Agreement.

(b) The Collateral Agent, on behalf of itself and the Secured Parties, shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver, or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor or any of its Subsidiaries, or against any of Oncor’s or any of its Subsidiaries’ assets. The Collateral Agent, on behalf of itself and the Secured Parties, acknowledges and agrees that each of Oncor and its Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC,
as a Borrower

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

EFIH FINANCE INC., as a Borrower

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

Signature Page to

Pledge Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

Signature Page to

Pledge Agreement

SCHEDULE 1

TO THE PLEDGE AGREEMENT

Pledged Shares

Record and Beneficial Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned
Energy Future Intermediate Holding Company LLC	EFIH Finance, Inc.	1	1,000	100%
Energy Future Intermediate Holding Company LLC	Oncor Electric Delivery Holdings Company LLC	Uncertificated	N/A	100%

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [            ] dated as of [            ] to the PLEDGE AGREEMENT (this “Supplement”), dated as of [            ], 2014, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, EFIH Finance Inc., a Delaware corporation (together, the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and Deutsche Bank AG New York Branch, as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein).

A. Reference is made to (i) the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), among the Borrower, the financial institutions from time to time party thereto as lenders (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent, the Collateral Agent, and the other agents and entities from time to time party thereto and (ii) the Guarantee, dated as of [        ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), among the Borrower, the Guarantors party thereto and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement, the Security Agreement or the DIP Credit Agreement, as applicable.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders to enter into the DIP Credit Agreement and to induce the respective Lenders to make their respective Lender Extensions of Credit to the Borrower under the DIP Credit Agreement and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedging Agreements and to induce the holders of any Additional First Lien Obligations to make their respective Additional First Lien Extensions of Credit thereunder.

D. The undersigned Guarantors (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described on Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests of the issuer of such Pledged Shares or any other Subsidiary held directly by such Additional Pledgor in the future (the “After-acquired Additional Pledged Shares”), and in each case to the extent such Equity Interests are not subject to the last sentence of Section 2 of the Pledge Agreement, referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto (together with any other Indebtedness owed to such Additional Pledgor hereafter and required to be pledged pursuant to Section 7.12 of the DIP Credit Agreement and/or the equivalent provisions of any Additional First Lien Agreement, the “Additional Pledged Debt”).

E. Section 7.12 of the DIP Credit Agreement and/or the equivalent provisions of any Additional First Lien Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the benefit of the Secured Parties the Additional Pledged Shares and the Additional

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Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement]1 in order to induce the Lenders to make additional Lender Extensions of Credit and as consideration for Extensions of Credit previously made and to induce the holders of any Additional First Lien Obligations to make their respective Additional First Lien Extensions of Credit thereunder and as consideration for Extensions of Credit previously made and to induce one or more Cash Management Banks and/or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedging Agreements.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature below hereby transfers, collaterally assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral. For purposes of this Supplement, the term “Proceeds” includes whatever is receivable or received when Additional Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]2

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

[1]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.
[2]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

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(a) Schedule 1 hereto correctly represents as of the date hereof (A) the issuer, the certificate number, if any, the Additional Pledgor and record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Additional Pledgor and holder, date of issuance and maturity date of all Additional Pledged Debt. Except as set forth on Schedule 1 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests (or 65% of all of the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) in the issuer owned by a Pledgor on the Closing Date.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or collaterally assigned by such Additional Pledgor hereunder free and clear of any Lien, except for Permitted Liens, the Lien created by this Supplement to the Pledge Agreement and Liens under the Final Orders.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable (if applicable).

(d) Upon entry of the Final Order, the execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in the Additional Collateral and, (i) in the case of certificated securities, to the extent perfectible under the Final Order, pursuant to the Final Order, and (ii) otherwise, upon the filing of a financing statement in the appropriate jurisdiction(s), shall constitute a fully perfected Lien on and security interest in the Additional Collateral, securing the payment of the Secured Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC and the Final Order), except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity

(e) Subject to entry of the Final Order, such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement, and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

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SECTION [5][6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s addresses set forth in Section 12.2 of the Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional Secured Party Consent to the Security Agreement, as such address may be changed by written notice to the Collateral Agent and the Borrower.

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Administrative Agent and Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and thereafter, after receipt of the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[ ],
as Additional Pledgor

By:
Name:
Title:

Signature Page to

Supplement No. [            ] to Pledge Agreement

Deutsche Bank AG New York Branch,
as Collateral Agent

By:
Name:
Title:

Signature Page to

Supplement No. [            ] to Pledge Agreement

SCHEDULE 1

TO SUPPLEMENT NO. [    ]

TO THE PLEDGE AGREEMENT

Pledged Shares

Record and Beneficial Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date